Exhibit 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Annual Report of Green Energy Live, Inc. (the "Company") on Form 10-K/A for the period ending December 31, 2008 as filed with the Securities and Exchange Commission on or about the date hereof (the "Report"), the undersigned, Karen Clark, Chief Executive Officer and Chief Financial Officer of the Company, certifies, to my best knowledge and belief, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: December 31, 2009	By:	/s/ Karen Clark
Karen Clark
Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer